UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8 REGISTRATION STATEMENT
Under the Securities Act Of 1933

ARKADOS GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	22-3586087 (I.R.S. Employer Identification No.)

220 Old New Brunswick Road, Piscataway, NJ 08854
(732) 465-9600
(Address of Principal Executive Office) (Zip Code)

Commission File No.:  000-27587

Arkados Group, Inc. 2004 Stock Option And Restricted Stock Plan, As Amended
 (Full title of the plan)

Copy to:
Larry L. Crawford, CFO Arkados Group, Inc. 220 Old New Brunswick Road Piscataway, NJ 08854 (732) 465-9300 Ext. 216 (732) 465-9600	Herbert H. Sommer, Esq. Sommer & Schneider LLP 595 Stewart Avenue, Suite 710 Garden City, New York 11530 (516) 228-8181 Ext. 21 (516) 908-4000 (Facsimile)
__________________________
(Name and address of agent for service)

LargLarge accelerated filer ☐	Accelerated filer ☐
NonNon- accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

	Proposed	Proposed
Title of	Amount	Maximum	Maximum	Amount of
Securities to	to be	Offering Price	Aggregate	Registration
Be Registered	Registered (1)	Per Share (2)	Offering Price (2)	Fee

Common Stock, par value $.0001 per share	22,500,000 (3)	$0.255	$5,737,500	$2,254,84

_______________

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares and options that may be granted under the Arkados Group, Inc. 2004 Stock Option And Restricted Stock Plan, as amended (the "Plan") to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457, based on the high and low prices of the Common Stock, as reported by the OTC Bulletin Board, on March 6, 2009 (within five days of the filing date).

(3)	Represents a maximum of 22,500,000 shares of common stock which may be issued pursuant to options and/or grants of restricted stock pursuant to the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.                      PLAN INFORMATION*

ITEM 2.                      INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*This  Registration  Statement  relates to the  registration  of  22,500,000 shares of Common Stock,  $0.0001 par value per share, of ARKADOS GROUP, Inc. (the “Registrant”) which can be issued and delivered to recipients of options and restricted stock awards pursuant to Arkados Group, Inc. 2004 Stock Option And Restricted Stock Plan, as amended (the "Plan").  Documents containing the  information  required by Part I of this  Registration  Statement will be  sent  or  given  to  participants  in the  Plan  as  specified  by Rule 428(b)(1).  Such  documents  are not  filed  with the  Securities  and  Exchange Commission (the "Commission")  either as part of this Registration  Statement or as prospectuses or prospectus  supplements  pursuant to Rule 424, in reliance on Rule 428.

The Registrant will provide without charge to each person to whom a copy of a Section 10(a) Prospectus hereunder is delivered, upon the oral or written request of such person, a copy of any document incorporated in this Registration Statement by reference.  Requests for such information should be directed to Larry L. Crawford, CFO, Arkados Group, Inc., 220 Old New Brunswick Road Piscataway, NJ 08854, (732) 465-9300 Ext. 216.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents previously filed with the Commission pursuant to the 1934 Act are hereby incorporated in this prospectus by reference:

1.           Arkados Group, Inc.’s Annual Report on Form 10-K for the year ended May 31, 2008;

2.           Arkados Group, Inc.’s Quarterly Reports on Form 10-Q for the quarters ended August 31, 2008 and October 31, 2008; and

3.           All other reports filed by Arkados Group, Inc. pursuant to Section 13(a) or 15(d) of the Exchange Act since May 31, 2008.

All documents filed by Arkados Group, Inc. pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act, as amended, subsequent to the date of this after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which removes from registration all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Arkados Group, Inc. will provide without charge to each person to whom a prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless such exhibits are specifically incorporated by reference into such documents).  Please direct such requests to Mr. Larry L. Crawford, CFO, Arkados Group, Inc., 220 Old New Brunswick Road Piscataway, NJ 08854, (732) 465-9300 Ext. 216.

Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES

Not applicable.  The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

Sommer & Schneider LLP, who has prepared this Registration Statement and the opinion regarding the authorization, issuance and fully-paid and non-assessable status of the securities covered by this Registration Statement, has represented the “Registrant” on certain legal matters. The partners of Sommer & Schneider LLP beneficially own an aggregate of 307,253 shares of Common Stock of the Registrant of which 100,000 are issuable pursuant to a restricted stock grant pursuant to the Plan and are therefore included in this Registration Statement.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law (the “DGCL”), which provides that a corporation may indemnify any person, including an officer or director, who is, or is threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee, or agent of such corporation or is or was serving at the request of such corporation as an officer, director, employee, or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee, or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful.  Section 145 of the DGCL provides further that a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above or any claim therein, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.  The certificate of incorporation of the Registrant provides for indemnification of its officers and directors to the full extent permitted by the DGCL and permits the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

The certificate of incorporation also provides that directors of the Registrant will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.    EXHIBITS.

See Exhibit Index appearing in front of the exhibits filed in this registration statement, which is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the County of Middlessex, State of New Jersey on March 11, 2009.

ARKADOS GROUP, INC.

By:	/s/ Oleg Logvinov
Oleg Logvinov, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Oleg Logvinov and Larry L. Crawford, and each one of them, acting individually and without the other, as his or her attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/s/ Oleg Logvinov	President, Chief Executive Officer and Director (Principal Executive Officer)	March 11, 2009
Oleg Logvinov

/s/ Larry L. Crawford	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 11, 2009
Larry L. Crawford

/s/ Andreas Typaldos	Chairman of the Board	March 11 2009
Andreas Typaldos

/s/ William H. Carson	Director	March 11, 2009
William H. Carson

/s/ Harris Cohen	Director	March 11, 2009
Harris Cohen

/s/ Gennaro Vendome	Director	March 11, 2009
Gennaro Vendome

EXHIBIT INDEX
		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File Number	Exhibit	Filing Date	Filed Herewith

3i.1	Articles of Incorporation of the Registrant.	10-SB	0-27587	3.1	10/7/99

3i.2	Amendment to the Articles of Incorporation.	10-SB	0-27587	3.2	10/7/99

3i.3	Certificate of Merger of the Registrant.	10-SB	0-27587	3.4	10/7/99

3i.4	Amendment to the Articles of Incorporation.	10-SB	0-27587	3.5	10/7/99

3i.5	Amended and Restated Series A Designation,	10-QSB	0-27587	3.1	2/14/03

3i.6	Amendment to Certificate of Incorporation (Reverse Split ) filed November 31, 2003.	10-QSB	0-27587	3.1	2/17/04

3i.7	Certificate of Amendment to Certificate of Incorporation.	10-QSB	0-27587	3.2	2/17/04

3i.8	Certificate of Ownership and Merger dated August 30, 2006.	8-K	0-27587	3.1	9/1/06

3ii.1	By-Laws of the Registrant.	10-SB	0-27587	3.3	10/7/99

4.1	Form of Stock Option Grant Agreement under the Arkados Group, Inc. 2004 Stock Option and Restricted Stock Plan, as amended.	10-K	0-27587	4.7	9/17/04

4.2	2004 Stock Option and Restricted Stock Plan.	10-K	0-27587	4.8	9/17/04

4.3	Stock Option Grant Agreement dated June 21, 2005.	8-K	0-27587	10.1	6/24/05

4.4	2004 Stock Option and Restricted Stock Plan, as amended to November 10, 2008.					X

4.5	Form of Stock Award under the Plan 2004 Stock Option and Restricted Stock Plan, as amended.					X

5.1	Opinion of Sommer & Schneider, LLP as to the legality of the securities being registered.					X

23.1	Consent of Sommer & Schneider, LLP (included in Exhibit 5.1 to this filing).					X

23.2	Consent of Sherb & Co. LLP, independent registered accounting firm.					X

24.1	Power of Attorney (included in the signature pages to this registration statement).					X